Exhibit 15.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-12586, 333-13786, 333-14142, 333-83914, 333-104070, 333-121229, 333-138717, 333-148316, 333-161004 and 333-167057) of our reports dated April 30, 2012, with respect to the consolidated financial statements of Alvarion Ltd. and its subsidiaries and the effectiveness of internal control over financialreporting of Alvarion Ltd. and its subsidiaries included in this annual report (Form 20-F) for the year ended December 31, 2011.

KOST, FORER GABBAY & KASIERER
Tel-Aviv, Israel	A Member of Ernst & Young Global

April 30, 2012